Exhibit 99.1

Neal A. Fuller, EVP & CFO AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES 2021 SECOND QUARTER RESULTS

Reports Combined Ratio of 74.4%

DeRidder, LA – July 28, 2021 - AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high hazard industries, today announced results for the second quarter ended June 30, 2021.

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
	(in thousands, except per share data)			(in thousands, except per share data)
Net premiums earned	$69,888	$75,964	-8.0%	$140,634	$154,954	-9.2%
Net investment income	6,730	7,324	-8.1%	13,313	15,073	-11.7%
Net realized gains on investments (pretax)	1,179	163	NM	1,498	1,155	29.7%
Net unrealized gains (losses) on equity securities (pre-tax)	3,286	5,570	NM	8,797	(3,193)	NM
Net income	23,767	23,948	-0.8%	43,079	34,748	24.0%
Diluted earnings per share	$1.23	$1.24	-0.8%	$2.22	$1.80	23.3%
Operating net income	20,240	19,419	4.2%	34,946	36,358	-3.9%
Operating earnings per share	$1.04	$1.00	4.0%	$1.80	$1.88	-4.3%
Book value per share	$24.19	$23.94	1.0%	$24.19	$23.94	1.0%
Net combined ratio	74.4%	78.5%		79.6%	81.1%
Return on average equity	20.8%	21.3%		19.0%	15.6%

G. Janelle Frost, President and Chief Executive Officer, said, “Approved loss costs declined, and competition remained strong this quarter, even as industry-wide results reported an increasing combined ratio for 2020. AMERISAFE’s combined ratio, however, declined this quarter. Favorable prior year case development and operating expense management countered premium pressures as pricing declined and the economy continued to recover.”

INSURANCE RESULTS

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
	(in thousands)			(in thousands)
Gross premiums written	$73,724	$80,289	-8.2%	$155,238	$167,360	-7.2%

Net premiums earned	69,888	75,964	-8.0%	140,634	154,954	-9.2%
Loss and loss adjustment expenses incurred	32,423	37,530	-13.6%	71,940	81,177	-11.4%
Underwriting and certain other operating costs, commissions, salaries and benefits	18,455	21,131	-12.7%	37,422	42,415	-11.8%
Policyholder dividends	1,117	948	17.8%	2,467	1,971	25.2%

Underwriting profit (pre-tax)	$17,893	$16,355	9.4%	$28,805	$29,391	-2.0%

Insurance Ratios:
Current accident year loss ratio	72.0%	72.5%		72.0%	72.5%
Prior accident year loss ratio	-25.6%	-23.1%		-20.8%	-20.1%

Net loss ratio	46.4%	49.4%		51.2%	52.4%
Net underwriting expense ratio	26.4%	27.8%		26.6%	27.4%
Net dividend ratio	1.6%	1.3%		1.8%	1.3%

Net combined ratio	74.4%	78.5%		79.6%	81.1%

•

Gross premiums written in the second quarter of 2021 decreased by $6.6 million, or 8.2%, primarily due to lower voluntary premiums on policies written in the quarter which were 8.9% lower compared to the second quarter of 2020.    This reduction in premium is primarily due to a continued decline in approved loss costs, which were lower by 6.5% on average on policies we renewed during the quarter.

•	Payroll audits and related premium adjustments increased premiums written by $0.5 million in the second quarter of 2021, the same amount as the second quarter of 2020.

•

The current accident year loss ratio for the second quarter was 72.0%, unchanged from the first quarter of 2021, and one half point lower than 2020. During the quarter, the Company experienced favorable case reserve development for prior accident years, which reduced loss and loss adjustment expenses by $17.9 million, primarily from accident years 2015 through 2019.

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•

For the quarter ended June 30, 2021, the underwriting expense ratio was 26.4% compared with 27.8% in the same quarter in 2020. The decrease in the expense ratio was primarily due to lower insurance related assessments compared to the same quarter in 2020.

•	The effective tax rate for the quarter ended June 30, 2021 was 18.5%, which was the same as the second quarter of 2020.

INVESTMENT RESULTS

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
	(in thousands)			(in thousands)
Net investment income	$6,730	$7,324	-8.1%	$13,313	$15,073	-11.7%
Net realized gains on investments (pre-tax)	1,179	163	NM	1,498	1,155	29.7%
Net unrealized gains (losses) on equity securities (pre-tax)	3,286	5,570	NM	8,797	(3,193)	NM
Pre-tax investment yield	2.3%	2.5%		2.3%	2.5%
Tax-equivalent yield (1)	2.6%	2.9%		2.6%	2.9%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•	Net investment income for the quarter ended June 30, 2021, decreased 8.1% to $6.7 million from $7.3 million in the second quarter of 2020, due to lower investment yields on fixed-income securities.

•	As of June 30, 2021, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $1.2 billion.

CAPITAL MANAGEMENT

The Company paid a regular quarterly cash dividend of $0.29 per share on June 25, 2021. On July 27, 2021 the Company’s Board of Directors declared a quarterly cash dividend of $0.29 per share, payable on September 24, 2021 to shareholders of record as of September 10, 2021.

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Book value per share at June 30, 2021 was $24.19, an increase of 6.6% from $22.70 at December 31, 2020.

SUPPLEMENTAL INFORMATION

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands, except share and per share data)
Net income	$23,767	$23,948	$43,079	$34,748
Less:
Net realized gains on investments	1,179	163	1,498	1,155
Net unrealized gains (losses) on equity securities	3,286	5,570	8,797	(3,193)
Tax effect (1)	(938)	(1,204)	(2,162)	428

Operating net income (2)	$20,240	$19,419	$34,946	$36,358

Average shareholders’ equity (3)	$457,996	$449,876	$453,591	$446,506
Less:
Average accumulated other comprehensive income	16,417	16,437	18,941	15,695

Average adjusted shareholders’ equity (2)	$441,579	$433,439	$434,650	$430,811

Diluted weighted average common shares	19,380,611	19,335,707	19,384,078	19,335,748
Return on average equity (4)	20.8%	21.3%	19.0%	15.6%
Operating return on average adjusted equity (2)	18.3%	17.9%	16.1%	16.9%
Diluted earnings per share	$1.23	$1.24	$2.22	$1.80
Operating earnings per share (2)	$1.04	$1.00	$1.80	$1.88

(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

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CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for July 29, 2021, at 10:30 a.m. Eastern Time to discuss the results for the quarter and comment on future periods. To participate in the conference call, dial 323-701-0225 (Conference Code 2203760) at least ten minutes before the call begins.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.amerisafe.com. To listen to the live call on the web, please visit the website at least ten minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at http://www.amerisafe.com.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, manufacturing, and agriculture. AMERISAFE actively markets workers’ compensation insurance in 27 states.

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FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance and include statements regarding management’s views and expectations of the workers’ compensation market, the Company’s growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements if the underlying assumptions prove to be incorrect or as the results of risks, uncertainties and other factors. Other factors that may affect our results are set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K for the year ended December 31, 2020. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

- Tables to Follow -

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenues:
Gross premiums written	$73,724	$80,289	$155,238	$167,360
Ceded premiums written	(2,486)	(2,672)	(5,003)	(5,455)

Net premiums written	$71,238	$77,617	$150,235	$161,905

Net premiums earned	$69,888	$75,964	$140,634	$154,954
Net investment income	6,730	7,324	13,313	15,073
Net realized gains on investments	1,179	163	1,498	1,155
Net unrealized gains (losses) on equity securities	3,286	5,570	8,797	(3,193)
Gain (loss) on disposal of assets	(2)	(29)	21	(29)
Fee and other income	76	90	245	291

Total revenues	81,157	89,082	164,508	168,251

Expenses:
Loss and loss adjustment expenses incurred	32,423	37,530	71,940	81,177
Underwriting and other operating costs	18,455	21,131	37,422	42,415
Policyholder dividends	1,117	948	2,467	1,971
Provision for investment related credit loss expense (benefit)	(9)	82	(117)	56

Total expenses	51,986	59,691	111,712	125,619

Income before taxes	29,171	29,391	52,796	42,632
Income tax expense	5,404	5,443	9,717	7,884

Net income	$23,767	$23,948	$43,079	$34,748

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income (cont.)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Basic EPS:
Net income	$23,767	$23,948	$43,079	$34,748

Basic weighted average common shares	19,327,422	19,280,684	19,319,608	19,273,347
Basic earnings per share	$1.23	$1.24	$2.23	$1.80

Diluted EPS:
Net income	$23,767	$23,948	$43,079	$34,748

Diluted weighted average common shares:
Weighted average common shares	19,327,422	19,280,684	19,319,608	19,273,347
Restricted stock and stock options	53,189	55,023	64,470	62,401

Diluted weighted average common shares	19,380,611	19,335,707	19,384,078	19,335,748

Diluted earnings per share	$1.23	$1.24	$2.22	$1.80

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Investments	$1,112,805	$1,088,744
Cash and cash equivalents	57,541	61,757
Amounts recoverable from reinsurers	110,912	105,803
Premiums receivable, net	165,158	156,760
Deferred income taxes	14,219	13,665
Deferred policy acquisition costs	18,857	17,810
Other assets	26,771	26,316

	$1,506,263	$1,470,855

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$744,969	$760,561
Unearned premiums	138,861	129,260
Insurance-related assessments	18,688	17,995
Other liabilities	135,379	124,223

Shareholders’ equity	468,366	438,816

Total liabilities and shareholders’ equity	$1,506,263	$1,470,855

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